Exhibit 99.1

Rapport Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

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RAP-219’s lead program demonstrated robust and consistent activity in patients with focal onset seizures (FOS) in Phase 2a trial; initiation of Phase 3 program expected in the second quarter of 2026
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RAP- 219 epilepsy portfolio expanded with new program in primary generalized tonic-clonic seizures (PGTCS) on strength of Phase 2a FOS data
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Phase 2 trial in bipolar mania, development of a long-acting injectable, and other pipeline programs continued to progress
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Entered into a strategic collaboration and license agreement with Tenacia Biotechnology (Hong Kong) Co., Ltd. to develop and commercialize RAP-219 in Greater China across indications, including focal onset seizures and bipolar mania
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Ended the year with $490.5 million in cash, cash equivalents, and short-term investments, excluding restricted cash, which is expected to fund operations into the second half of 2029

BOSTON and SAN DIEGO, March 10, 2026 -- Rapport Therapeutics, Inc. (Nasdaq: RAPP) (“Rapport” or the “Company”), a clinical-stage biotechnology company dedicated to the discovery and development of small molecule precision medicines for patients with neurological and psychiatric disorders, today reported financial results for the quarter and full year ended December 31, 2025, and provided a business update.

“2025 was a year of strong momentum for Rapport as we advanced our precision neuroscience pipeline and continued building what we believe can become a leading epilepsy portfolio. The compelling Phase 2a results in focal onset seizures strengthened our confidence in the program’s potential best-in-class profile and support our strategy to advance RAP-219 across multiple opportunities within epilepsy,” said Abraham N. Ceesay, chief executive officer of Rapport.

“We also continued to advance several other important initiatives, including our Phase 2 bipolar mania trial, development of a long-acting injectable formulation, and additional pipeline candidates - applying our precision medicine approach to areas of significant unmet need. During the year, we also significantly strengthened our balance sheet through a follow-on offering of our common stock, extending our cash runway and providing us with the financial flexibility to invest in our highest-priority programs.”

“With a focused strategy, strong financial foundation, and multiple catalysts ahead, we believe Rapport is well positioned to drive continued pipeline progress and create durable long-term value for patients and shareholders,” concluded Ceesay.

CORPORATE HIGHLIGHTS

RAP-219 in Epilepsy

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Robust Phase 2a Data in FOS Supports a Multi-Billion Market Opportunity. Market research indicates epileptologists and neurologists view RAP-219’s potential best-in-class profile as highly favorable, suggesting a greater than $2B commercial opportunity in the U.S., if approved.
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Phase 2a clinical trial of RAP-219 in patients with drug-resistant FOS (n=30) met its primary long episode (LE) endpoints with high statistical significance, and patients achieved 77.8% median reduction in clinical seizure frequency (p=0.01), with 72% of patients achieving ≥50% reduction in clinical seizures compared with baseline (p<0.0001) and 24% of patients achieved seizure freedom for the 8-week treatment period (p<0.0001).
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Post-hoc analysis of RAP-219 Phase 2a data demonstrated early onset of action and consistent, clinically meaningful median reductions in long episodes and clinical seizures throughout the 8-week treatment period. Additionally, RAP-219 provided a consistent and clinically meaningful response regardless of patients’ baseline disease severity and substantially reduced the impact of seizures on patients’ daily functioning.
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The Company expects to report RAP-219 FOS Phase 2a 8-week follow-up results in the second quarter of 2026.
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Phase 3 Program in FOS to Begin in the Second Quarter of 2026. Following Rapport’s end-of-Phase-2 meeting with the FDA in December, the Company accelerated the initiation of its Phase 3 program in FOS, which is expected to begin in the second quarter of 2026, updated from its previous guidance of initiation in the third quarter of 2026.
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Open-label Trial Initiated. The Company began enrolling patients into an open-label, long-term safety trial, enabling participants from its recently completed Phase 2a FOS trial to resume RAP-219 treatment. Data from the trial is expected to be shared in the second half of 2026.
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Expansion into PGTCS. Building on the robust clinical data from RAP-219’s Phase 2a clinical trial in FOS, Rapport is expanding its epilepsy portfolio into PGTCS, the most common type of generalized seizure and an important next step in addressing unmet need across the epilepsy spectrum. With proof-of-concept established in FOS, Rapport plans to initiate a Phase 3 trial of RAP-219 in PGTCS in the first half of 2027.

Additional Pipeline Updates

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Progress on Long-Acting Injectable Development. Development of a long-acting injectable for RAP-219, a key potential differentiator in the epilepsy space, continues to progress. Rapport has initiated Investigational New Drug (IND)-enabling activities to support a Phase 1 clinical trial in healthy volunteers, with initial pharmacokinetic results expected in 2027.
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Bipolar Mania Phase 2 Trial Progress. The Company’s Phase 2 trial of RAP-219 in bipolar mania continues to enroll patients and remains on track to report topline results in the first half of 2027.
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Diabetic Peripheral Neuropathic Pain (DPNP) Trial Clinical Hold Lifted. Following further interactions with the FDA in December, the FDA removed its clinical hold on the RAP-219 DPNP IND. The Company has deferred further investment in the RAP-219 DPNP program as it prioritizes its α6β4 program, which it believes has significant potential in chronic pain and migraine.

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α6β4 Investigational New Drug (IND)-Enabling Activities Underway. Rapport initiated IND-enabling activities for its α6β4 nAChR agonist development candidate, a genetically-validated precision target the Company is pursuing as a potential novel non-opiate, non-CNS approach for chronic pain and migraine.

Business Updates

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In March 2026, the Company entered into a strategic collaboration and license agreement with Tenacia Biotechnology (Hong Kong) Co., Ltd. Tenacia will be responsible for the development and commercialization of RAP-219 in Greater China across indications, including focal onset seizures and bipolar mania, while Rapport retains rights in all other territories globally. Tenacia’s regional expertise will expand the global reach of RAP-219 and will accelerate development efforts for RAP-219 in FOS by adding Phase 3 clinical trial sites in China under Tenacia’s leadership. Under the terms of the agreement, Rapport is eligible to receive an upfront payment of $20 million and will be eligible to receive up to an aggregate of approximately $308 million in potential development and commercialization milestones and other payments and mid-single digits to mid-teens tiered royalties on net sales of RAP-219 in China, Hong Kong, Macau, and Taiwan.

FOURTH QUARTER AND YEAR-END 2025 FINANCIAL RESULTS

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Net Loss: Net Loss for the fourth quarter of 2025 was $33.8 million, as compared to $20.0 million for the prior year period. For the full year 2025, net loss was $111.5 million, which compared to a net loss of $78.3 million for the full year 2024.
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Research and Development (R&D) Expenses: R&D expense was $30.3 million for the fourth quarter of 2025, as compared to $17.2 million for the prior year period. The increase in R&D expense was primarily driven by operational costs related to clinical development and costs to support the progression of the Company’s overall pipeline. For the full year 2025, R&D expense was $94.8 million, which compared to $60.9 million for the full year 2024.
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General and Administrative (G&A) Expenses: G&A expense was $8.3 million for the fourth quarter of 2025, as compared to $6.3 million for the prior year period. The increase in general and administrative expense was primarily driven by costs associated with the growth of the business. For the full year 2025, G&A expense was $30.3 million, which compared to $22.1 million for the full year 2024.
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Cash Position: The Company ended the fourth quarter with $490.5 million in cash, cash equivalents and short-term investments, compared to $513.0 million as of September 30, 2025.
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Cash Runway: The Company expects that cash, cash equivalents, and short-term investments as of December 31, 2025, will enable it to fund its operating expenses and capital expenditure requirements into the second half of 2029.

About RAP-219

RAP-219 is a potential first-in-class, clinical-stage TARPγ8-specific AMPA receptor (AMPAR) negative allosteric modulator (NAM). Whereas AMPARs are distributed widely in the central nervous system, the receptor associated protein (RAP) TARPγ8 is expressed only in discrete brain regions, including the hippocampus and neocortex, where focal seizures often originate. By contrast, TARPγ8 has minimal expression in the hindbrain, where drug effects are often associated with intolerable adverse events. With this precision approach, the Company believes RAP-219 has the potential to provide a differentiated profile as compared to traditional neuroscience medications. Due to the role of AMPA biology in various neurological disorders and the selective targeting of TARPγ8, the Company believes RAP-219 has pipeline-in-a-product potential and is evaluating the compound as a potential treatment for patients with focal onset seizures, primary generalized tonic-clonic seizures, bipolar disorder, and peripheral neuropathic pain.

About Rapport Therapeutics

Rapport Therapeutics is a clinical-stage biotechnology company dedicated to discovering and developing small molecule precision medicines for patients with neurological and psychiatric disorders. The Company’s founders made pioneering discoveries related to the function of receptor associated proteins (RAPs) in the brain, which form the basis of Rapport’s RAP technology platform. The platform enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. Rapport’s precision neuroscience pipeline is anchored by its epilepsy portfolio, including focal onset seizures and primary generalized tonic-clonic seizures, in addition to bipolar mania. The Company is also advancing additional discovery and preclinical programs leveraging its platform, including in chronic pain and migraine and in hearing/vestibular disorders.

Availability of Other Information About Rapport Therapeutics

Rapport Therapeutics uses and intends to continue to use its Investor Relations website and LinkedIn (Rapport Therapeutics) as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website and LinkedIn, in addition to following the Company’s press releases, filings with the Securities and Exchange Commission, public conference calls, presentations, and webcasts. The contents of the Company’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of RAP-219 for the treatment of focal onset seizures, primary generalized tonic-clonic seizures, and bipolar mania, including the initiation, timing, progress and results of the ongoing and planned clinical trials; expectations for the efficacy, tolerability, and commercial potential of RAP-219; the potential multi-billion dollar market opportunity for RAP-219 in focal onset seizures, if approved; expectations for the development of a long-acting injectable formulation of RAP-219; the prioritization of the Company’s α6β4 program, including the development candidate’s potential in chronic pain and migraine and the Company’s Investigational New Drug-enabling activities; the deferral of further investment in the RAP-219 diabetic peripheral neuropathic pain program; the potential of Rapport’s RAP technology platform; and expectations for Rapport’s uses of capital, expenses and financial results, including its cash runway into the second half of 2029.

Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Rapport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; Rapport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Rapport’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Rapport’s intellectual property protections; and risks related to the competitive landscape for Rapport’s product candidates; as well as other risks described in “Risk Factors,” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Rapport’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Rapport’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contact

Julie DiCarlo

Head of Communications & IR

Rapport Therapeutics

jdicarlo@rapportrx.com

Rapport Therapeutics, Inc.

Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$52,645	$56,805
Short-term investments	437,894	248,475
Restricted cash	105	105
Prepaid expenses and other current assets	7,917	4,417
Total current assets	498,561	309,802
Property and equipment, net	2,976	3,529
Operating lease right of use asset, net	9,909	1,442
Other assets	985	160
Total assets	$512,431	$314,933
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,190	$1,954
Accrued expenses and other current liabilities	12,104	6,076
Operating lease liability	2,755	737
Total current liabilities	19,049	8,767
Operating lease liability, net of current portion	8,729	739
Total liabilities	27,778	9,506
Commitments and contingencies
Common Stock	48	37
Additional paid-in capital	719,287	429,657
Accumulated other comprehensive income	546	(522)
Accumulated deficit	(235,228)	(123,745)
Total stockholders’ equity	484,653	305,427
Total liabilities and stockholders’ equity	$512,431	$314,933

Rapport Therapeutics, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2025	2024	2025	2024
Operating expenses
Research and development	$30,258	$17,199	$94,789	$60,935
General and administrative	8,251	6,322	30,310	22,120
Total operating expenses	38,509	23,521	125,099	83,055
Loss from operations	(38,509)	(23,521)	(125,099)	(83,055)
Other income (expense):
Interest income	4,746	3,541	13,616	12,138
Change in fair value of preferred stock tranche right liability	—	—	—	(7,390)
Total other income, net	4,746	3,541	13,616	4,748
Net loss	$(33,763)	$(19,980)	$(111,483)	$(78,307)
Net loss per share attributable to common stockholders, basic and diluted	$(0.72)	$(0.57)	$(2.86)	$(3.78)
Weighted-average common shares outstanding, basic and diluted	46,978,223	35,069,296	38,934,569	20,738,338

Rapport Therapeutics, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Three Months Ended December 31,		For the twelve months ended December 31,
	2025	2024	2025	2024

Net cash used in operating activities	$(24,701)	$(14,446)	$(87,473)	$(64,828)
Net cash used in investing activities	(174,324)	31,930	(187,473)	(170,141)
Net cash provided by (used in) financing activities	311	7	270,786	221,625
Net increase (decrease) in cash, cash equivalents and restricted cash	$(198,714)	$17,491	$(4,160)	$(13,344)